Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Denbury Resources Inc. (“Denbury” or the “Company”) as of September 30, 2012, for the year ending December 31, 2011 and for the nine months ending September 30, 2012, adjusted to reflect (i) completion of the asset exchange with Exxon Mobil Corporation and its wholly-owned subsidiary XTO Energy Inc. (collectively, “ExxonMobil”) whereby Denbury sold its Bakken area assets in North Dakota and Montana to ExxonMobil in exchange for approximately $1.3 billion of cash (including preliminary closing adjustments), ExxonMobil’s operating interests in Webster Field in Texas and Hartzog Draw Field in Wyoming and, as part of the second phase closing of the transaction, approximately one-third of ExxonMobil’s CO2 reserves in its LaBarge Field in Wyoming (the “Exchange Transaction”), and (ii) the use of a portion of the Exchange Transaction proceeds to pay down a portion of the outstanding borrowings on the Company’s bank credit facility as further described below:

•
Exchange Transaction.  Denbury and ExxonMobil closed the first and second phases of the Exchange Transaction on November 30, 2012 and December 21, 2012, respectively.  Cash proceeds of $1.3 billion include preliminary closing adjustments received by Denbury primarily representing estimated adjustments for net revenues and capital expenditures of the transferred assets from the effective date of July 1, 2012 up to (i) the closing date of November 30, 2012 for the assets transferred in the first phase closing, and (ii) the closing date of December 21, 2012 for the assets transferred in the second phase closing.

Denbury’s acquisition of property interests in the Exchange Transaction has been accounted for as a business combination.  The purchase price is measured as the fair value of consideration transferred, which consists of the Company’s Bakken area assets.  The unaudited pro forma condensed combined financial information reflects a preliminary estimated fair value of (i) the Company’s Bakken area net assets transferred and (ii) the assets acquired and liabilities assumed.  The final valuations and the resulting effect on Denbury’s results of operations and financial position will differ from the pro forma amounts included herein based upon several factors, primarily adjustments to the amount of consideration that Denbury will receive due to finalization of closing adjustments, which primarily include net revenues received and capital expended on exchanged fields after the effective date, changes in projections of the estimated quantities of oil, natural gas and CO2 reserves acquired, timing and amount of future development and operating costs related to those reserves, and changes due to title defects identified.

•	Paydown of Credit Facility. Denbury utilized a portion of cash proceeds received from the Exchange Transaction to pay down a portion of outstanding borrowings on the Company’s bank credit facility.

The summary unaudited pro forma balance sheet data reflects the completion of the Exchange Transaction and the related paydown of a portion of the outstanding borrowings under the Company’s bank credit facility as if each occurred on September 30, 2012.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 give effect to the Exchange Transaction, paydown of a portion of outstanding borrowings under the Company’s bank credit facility and the related tax impacts of these adjustments as if each had occurred on January 1, 2011.  The unaudited pro forma condensed combined statements of operations exclude the impact of nonrecurring expenses Denbury has incurred as a result of the closing of the Exchange Transaction, primarily federal income taxes associated with the income tax gain on the sale of our Bakken area assets and transaction costs associated with the Exchange Transaction.  However, the pro forma income tax effect of the income tax gain on the sale of the Bakken area assets and estimated transaction costs expended are reflected in the pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or be indicative of the results of operations or financial position of Denbury or the pro forma effect of closing of the Exchange Transaction and should not be taken as indicative of Denbury’s future results of operations or financial position.  Actual results may differ significantly from those reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and actual results.

Denbury Resources Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2012

	Denbury	Exchange		Denbury
	Historical	Transaction		Pro Forma
	(in thousands)
Assets
Cash and cash equivalents	$24,034	$1,331,684	(a)	$1,105,718
		(250,000)	(b)
Other current assets	484,734	(30,000)	(a)	454,734
Net property and equipment	8,981,651	(1,377,684)	(a)	7,603,967
Goodwill	1,363,547	21,000	(a)	1,384,547
Other assets	251,980	61,000	(a)	312,980
Total assets	$11,105,946	$(244,000)		$10,861,946

Liabilities and stockholders' equity
Taxes payable	$29,393	$116,000	(c)	$145,393
Other current liabilities	613,217	(10,000)	(a)	604,417
		1,200	(d)
Long-term debt	3,038,865	(250,000)	(b)	2,788,865
Deferred taxes	2,095,850	(116,000)	(c)	1,979,850
Other liabilities	109,401	16,000	(a)	125,401
Total stockholders' equity	5,219,220	(1,200)	(d)	5,218,020
Total liabilities and stockholders' equity	$11,105,946	$(244,000)		$10,861,946

(a)	Represents pro forma adjustments to dispose of the Company’s Bakken area assets and to record the estimated fair value of assets acquired and liabilities assumed in the Exchange Transaction.

(b)	Represents the assumed paydown of a portion of the outstanding borrowings under Denbury’s bank credit facility with a portion of the net cash proceeds from the Exchange Transaction.

(c)
Represents the pro forma income tax liability estimated to be incurred in conjunction with the Exchange Transaction using an estimated statutory tax rate of 38%.  This pro forma estimate assumes the utilization of federal tax rules on like-kind exchanges to defer a portion of the cash income taxes on the Exchange Transaction, including Denbury’s recently agreed upon, and currently pending, purchase of qualifying oil and gas property interests in the Cedar Creek Anticline of Montana and North Dakota, which is expected to close in March 2013.

(d)
Represents estimated nonrecurring transaction costs incurred by Denbury in conjunction with the Exchange Transaction and not reflected in Denbury’s September 30, 2012 balance sheet.  These costs are reflected in the unaudited pro forma balance sheet as a reduction of equity as the costs will be expensed by Denbury at the acquisition date.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Denbury Resources Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2012

	Denbury	Exchange		Denbury
	Historical	Transaction		Pro Forma
	(In thousands, except per share data)
Revenues and other income
Oil, natural gas, and related product sales	$1,813,798	$(309,046)	(a)	$1,573,342
		68,590	(b)
Other revenues and other income	33,470	—		33,470
Total revenues and other income	1,847,268	(240,456)		1,606,812

Expenses
Lease operating expenses	392,960	(21,781)	(c)	394,371
		23,192	(d)
Marketing expenses	37,776	(9,280)	(c)	29,476
		980	(d)
Taxes other than income	122,518	(30,702)	(c)	98,281
		6,465	(d)
General and administrative	109,631	(670)	(e)	108,961
Interest, net of amounts capitalized	115,745	680	(f)	116,425
Depletion, depreciation, and amortization	390,119	(112,630)	(g)	277,489
Derivatives income	(32,203)	—		(32,203)
Other expenses	49,230	—		49,230
Total expenses	1,185,776	(143,746)		1,042,030

Income (loss) before income taxes	661,492	(96,710)		564,782

Income tax provision (benefit)	250,793	(36,750)	(h)	214,043

Net income (loss)	$410,699	$(59,960)		$350,739

Net income per common share – basic	$1.06			$0.91

Net income per common share – diluted	$1.05			$0.90

Weighted average common shares outstanding
Basic	387,015			387,015
Diluted	390,854			390,854

See footnote explanations on the following page.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Denbury Resources Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2011

	Denbury	Exchange		Denbury
	Historical	Transaction		Pro Forma
	(In thousands, except per share data)
Revenues and other income
Oil, natural gas, and related product sales	$2,269,151	$(276,552)	(a)	$2,082,534
		89,935	(b)
Other revenues and other income	40,173	—		40,173
Total revenues and other income	2,309,324	(186,617)		2,122,707

Expenses
Lease operating expenses	507,397	(18,392)	(c)	518,038
		29,033	(d)
Marketing expenses	26,047	(2,234)	(c)	25,046
		1,233	(d)
Taxes other than income	147,534	(27,603)	(c)	129,833
		9,902	(d)
General and administrative	125,525	—		125,525
Interest, net of amounts capitalized	164,360	5,767	(f)	170,127
Depletion, depreciation, and amortization	409,196	(74,831)	(g)	334,365
Derivatives income	(52,497)	—		(52,497)
Other expenses	57,717	—		57,717
Total expenses	1,385,279	(77,125)		1,308,154

Income (loss) before income taxes	924,045	(109,492)		814,553

Income tax provision (benefit)	350,712	(41,607)	(h)	309,105

Net income (loss)	$573,333	$(67,885)		$505,448

Net income per common share – basic	$1.45			$1.28

Net income per common share – diluted	$1.43			$1.26

Weighted average common shares outstanding
Basic	396,023			396,023
Diluted	400,958			400,958

(a)	Represents the decrease in revenues from oil and natural gas production from the Bakken area assets being sold.

(b)	Represents the increase in revenues from oil and natural gas production from the Webster and Hartzog Draw fields being acquired.

(c)	Represents the decrease in expenses attributable to the Bakken area assets being sold.

(d)	Represents the increase in expenses attributable to the Webster and Hartzog Draw fields being acquired.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

(e)	Represents a reduction in historical general and administrative expenses to eliminate nonrecurring expenses previously incurred in conjunction with the Exchange Transaction.

(f)
Represents the increase in interest expense resulting from interest previously capitalized on Bakken area assets being sold, offset slightly by a decrease in interest expense due to the paydown of a portion of the borrowings under our bank credit facility with a portion of the proceeds received in the Exchange Transaction.

(g)	Represents the change in depletion resulting from the Exchange Transaction.

(h)
Represents the income tax effect of the pro forma adjustments calculated using the estimated statutory tax rate of 38%.  An estimate for income taxes resulting from the taxable gain on the Exchange Transaction is not included in the unaudited pro forma condensed combined statements of operations.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Denbury Resources Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

Pursuant to a first phase closing on November 30, 2012, and a second phase closing on December 21, 2012, Denbury sold its Bakken area assets in North Dakota and Montana to ExxonMobil in exchange for (i) $1.3 billion in cash, after preliminary adjustments (including those for post-effective-date net revenues), (ii) a nearly 100% working interest and nearly 80% net revenue interest in Webster Field in Texas, (iii) approximately an 83% working interest and 71% net revenue interest in the oil-producing Shannon Sandstone zone, and approximately a 67% working interest and 53% net revenue interest in the natural-gas-producing Big George Coal zone, of Hartzog Draw Field in Wyoming and (iv) approximately one-third of ExxonMobil’s CO2 reserves in its LaBarge Field in Wyoming.

The total cash amount received by Denbury includes an estimated closing adjustment of $41.7 million received by Denbury primarily representing adjustments for net revenues and capital expenditures of the transferred assets from the effective date of July 1, 2012 up to the (i) closing date of November 30, 2012 for assets exchanged in the first phase, and (ii) the closing date of December 21, 2012 for assets exchanged in the second phase.

The accompanying unaudited pro forma condensed combined balance sheet at September 30, 2012 has been prepared to give effect to (i) completion of both phases of the Exchange Transaction and (ii) the assumed use of a portion of Exchange Transaction proceeds to pay down a portion of the outstanding borrowings on the Company’s bank credit facility as if each occurred on September 30, 2012, and the unaudited pro forma condensed combined statements of operations have been prepared to give effect to these transactions as if they occurred on January 1, 2011.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet

Denbury’s acquisition of property interests in the Exchange Transaction constitutes a business combination under the Financial Accounting Standards Board Codification (“FASC”) Business Combinations topic.  Accordingly, the purchase price of the acquisition is measured as the fair value of consideration transferred, which consists of the Company’s Bakken area assets.  Additionally, assets acquired and liabilities assumed in the business combination are recorded at fair value.  The FASC Fair Value Measurements and Disclosures topic defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (often referred to as the “exit price”).  The fair value measurement is based on the assumptions of market participants and not those of the reporting entity. Therefore, entity-specific intentions do not impact the measurement of fair value unless those assumptions are consistent with market participant views.

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet includes a preliminary estimate of the fair value of the Bakken area net assets transferred and a preliminary estimate of the fair value of assets acquired and liabilities assumed in the Exchange Transaction.  For purposes of preparing this unaudited condensed combined pro forma financial information, the fair value was measured using currently available information.  Fair value was assessed as of the date control was transferred, which was November 30, 2012 for 82.5% of Denbury’s interests in its Bakken area assets and ExxonMobil’s interests in Hartzog Draw and Webster fields, and December 21, 2012 for the remaining 17.5% of Denbury’s interests in its Bakken area assets and the approximately one-third of ExxonMobil’s interests in its CO2 reserves in LaBarge Field.  Denbury expects to finalize its valuation of consideration transferred and the allocation of that consideration to assets purchased and liabilities assumed as soon as practicable during 2013.

The final valuations and the resulting effect on results of operations and financial position will differ from the pro forma amounts included herein because of, among other reasons:

•
Final adjustments to the amount of consideration that Denbury will receive attributable to net revenues received and capital and operating costs expended, on exchanged fields after July 1, 2012, as well as any title defects; and

•
Changes in the estimated fair values of Bakken area assets, assets acquired and liabilities assumed, which could result from changes in reserves or cost estimates related to future production, review of asset retirement obligations or the identification of additional assets or liabilities.

Denbury Resources Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Information

Changes to the preliminary fair value estimates will impact the value at which assets acquired and liabilities assumed are recorded on the Company’s balance sheet, including the net impact to the Company’s full cost pool that will result from the exchange of oil and natural gas properties, and the resulting goodwill.  Changes in estimated fair values will also impact depletion, depreciation and amortization expense on the Company’s statement of operations.

The fair value of Bakken area net assets transferred to ExxonMobil in the transaction was measured using a discounted future net cash flow model for developed properties and a market dollar-per-acre value for undeveloped properties.  The fair value of oil and gas properties received from ExxonMobil was measured using a discounted future net cash flow model, and the fair value of CO2 interests received from ExxonMobil was measured using a market-based approach.  The fair value of property interests are based on significant inputs not observable in the market, which the FASC defines as Level 3 inputs.  Key assumptions include observable inputs such as  NYMEX oil and natural gas futures prices and dollar-per-acre values of recent sale transactions in the Bakken area, as well as unobservable inputs regarding the exchange properties such as (1) projections of the estimated quantities of oil, natural gas and CO2 reserves, including those classified as proved, probable and possible, (2) estimated oil and natural gas pricing differentials, (3) projections of future rates of production, (4) timing and amount of future development and operating costs, (5) projected costs of CO2 (to a market participant), (6) projected reserve recovery factors, and (7) risk-adjusted discount rates.

The consideration to be transferred, fair value of assets acquired and liabilities assumed, and resulting goodwill were estimated as follows (in thousands):

Pro forma consideration:
Fair value of net assets transferred	$1,922,000

Less: Fair value of assets acquired and liabilities assumed:
Cash	$1,331,684
Other current assets	2,000
Net property and equipment	550,316
Other assets	61,000
Other current liabilities	(27,000)
Other liabilities	(17,000)
Amount attributable to assets acquired and liabilities assumed	$1,901,000
Goodwill	$21,000

The estimate of the fair value of the net assets and liabilities transferred in the Bakken Exchange Transaction used in this unaudited condensed combined pro forma financial information resulted in the recognition of goodwill of approximately $21 million, which represents the excess of the fair value of net assets transferred over the acquisition date estimated fair value of assets acquired and liabilities assumed.  These estimates have been prepared in accordance with the FASC Fair Value Measurements and Disclosures topic described above.